UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant                ☑
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☑    Soliciting Material under §240.14a-12
OMNOVA SOLUTIONS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:
(2)    Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)    Proposed maximum aggregate value of transaction:
(5)    Total fee paid:
☐    Fee paid previously with preliminary materials.
☐    Check if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)    Amount Previously Paid:
(2)    Form, Schedule or Registration No.:
(3)    Filing Party:
(4)    Date Filed:

Important Information
On July 3, 2019, OMNOVA Solutions Inc. (the "Company") announced it had entered into an Agreement and Plan of Merger with Synthomer plc ("Synthomer"), Spirit USA Holdings Inc., and Synthomer USA LLC, pursuant to which the Company would merge with Spirit USA Holdings Inc., a wholly-owned subsidiary of Synthomer, subject to shareholder and regulatory approvals and other customary conditions (the "Transaction").
In connection with the Transaction, on September 25, 2019, the Company's proxy solicitor, MacKenzie Partners, Inc., distributed a letter to the Company's shareholders encouraging the voting of proxies in advance of the Company's special meeting of shareholders on October 10, 2019
The letter is reproduced below.

September 25, 2019

Dear Shareholder:

We recently delivered to you a proxy statement of OMNOVA Solutions Inc. (OMNOVA) wherein your support is requested, for, among other matters, the Agreement and Plan of Merger as detailed in the proxy statement. We urge your support for all of the Proposals to be voted upon at the special meeting of shareholders to be held on October 10, 2019. As of the date of this letter your shares of OMNOVA remain unvoted.

The OMNOVA board of directors unanimously recommends that shareholders vote “FOR” each of the proposals being submitted to a vote at the OMNOVA special meeting of shareholders.

Please Vote Your OMNOVA Shares Today!

Regardless of the number of shares you own, your vote is very important. We encourage all shareholders to have their voices heard. The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of OMNOVA common stock. Failure to vote or a vote to abstain will have the same effect as a vote against the Proposal to adopt the merger agreement and thereby approve the merger.

There are three ways to vote your shares of OMNOVA without attending the special meeting of shareholders in person - each only taking a few moments:

•
By Telephone - Shareholders in the United States can submit their vote by calling the toll-free number indicated on the enclosed vote instruction form; please have your control number located on the enclosed vote instruction form available when calling;

•	By Internet - Shareholders can submit their vote via internet at www.proxyvote.com; please have the control number located on the enclosed vote instruction form available; or

•	By Mail - Shareholders can vote by mail by signing, dating and returning the enclosed vote instruction form in the postage-paid envelope provided.

To be valid, your vote by telephone or internet must be received by 11:59 p.m. (Eastern Time) on October 9, 2019, the day preceding the special meeting of shareholders.

If you need assistance in voting your shares or have questions regarding the special meeting of shareholders, please contact OMNOVA’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of OMNOVA.

Sincerely,

OMNOVA Solutions Inc.

If you have questions or need assistance in voting your shares, please contact:

1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com